Exhibit 21.1
Subsidaries of Open Text Corporation as of June 30, 2016

Corporation Name	Jurisdiction
Actuate Australia Pty Ltd	Australia
GXS (ANZ) Pty Limited	Australia
Open Text Pty Limited	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
GXS S.A.	Belgium
Open Text BeLux Branch - Belgian Branch of Open Text Coöperatief U.A.	Belgium
EasyLink Do Brasil Comunicacoes Ltda.	Brazil
Open Text Brasil Comercio De Software Ltda.	Brazil
Open Text Technologia Da Informacao (Brasil) Ltda.	Brazil
8493642 Canada Inc.	Canada
Ciphersoft Inc.	Canada
GXS Canada Inc.	Canada
Open Text Canada Ltd.	Canada
Open Text Conseil Inc.	Canada
Open Text Corporation	Canada
Actuate Cayman Ltd.	Cayman Islands
Actuate (Shanghai) Software Co. Ltd.	China
Cordys (Beijing) Co., Ltd.	China
Cordys Information Systems B.V. – China Representative Office	China
Cordys Shanghai Co., Ltd.	China
GXS (Shanghai) Software Development Limited	China
Open Text Software Technology (Shanghai) Co., Limited	China
Open Text Software Technology (Shanghai) Co., Ltd. - Beijing Branch	China
Open Text s.r.o.	Czech Republic
Actuate Corporation	Delaware, United States
Actuate International Corporation	Delaware, United States
Actuate International Holding Company	Delaware, United States
Antelope Holding Inc.	Delaware, United States
ANX Holdings, Inc.	Delaware, United States
ANXe Business LLC	Delaware, United States
Easylink Services International Corporation	Delaware, United States
EasyLink Services USA, Inc.	Delaware, United States
GXS International, Inc.	Delaware, United States
GXS Worldwide, Inc.	Delaware, United States
GXS, Inc.	Delaware, United States
Open Text Holdings, Inc.	Delaware, United States
Open Text Inc.	Delaware, United States
Vignette Partnership, LP	Delaware, United States
Xenos Output Technologies, Inc.	Delaware, United States
Xpedite Systems, LLC	Delaware, United States
Open Text A/S	Denmark
Acquisition U.K. Limited	England & Wales

EasyLink Services International Limited	England & Wales
GXS Limited	England & Wales
GXS UK Holding Limited	England & Wales
ICCM Professional Services Limited	England & Wales
Metastorm Limited	England & Wales
Metastorm UK Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Limited	England & Wales
Sysgenics Limited	England & Wales
Xpedite Systems (UK) Limited	England & Wales
Actuate UK Limited	England & Wales
Open Text OY	Finland
Actuate International Corporation French Branch	France
EasyLink Services (France) S.A.R.L.	France
GXS SAS	France
Open Text SARL	France
Xpedite Systems Participations S.A.R.L.	France
Xpedite Systems SA	France
Actuate (Deutschland) GmbH	Germany
Cordys Deutschland Service GmbH	Germany
GXS GmbH	Germany
Legodo AG	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Xpedite Systems GmbH	Germany
Actuate Limited	Hong Kong
EasyLink Services (Hong Kong) Limited	Hong Kong
Global 360 China Limited	Hong Kong
GXS (HK) Limited	Hong Kong
GXS International, Inc - Hong Kong Branch	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
Xpedite Systems Limited	Hong Kong
EasyLink Services Corporation India Private Limited	India
GXS India Technology Centre Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
EasyLink Services International Limited - Ireland Branch	Ireland
Open Text Finance SARL - Ireland Place of Business	Ireland
Open Text Ireland Limited	Ireland
Open Text SA - Ireland Place of Business	Ireland
Cordys Israel Ltd.	Israel
GXS S.p.A	Italy
Open Text S.r.l.	Italy
Xpedite Systems S.r.l.	Italy
Actuate Japan Company Ltd	Japan

EasyLink Services K.K.	Japan
GXS Co., Ltd	Japan
Open Text K.K.	Japan
Xpedite Inc.	Japan
Open Text Finance S.a.r.l.	Luxembourg
Open Text SA	Luxembourg
The EasyLink Services Corporation SDN. BHD.	Malaysia
Xpedite Systems Incorporated (Malaysia) SDN. BHD.	Malaysia
GXS de Mexico, S. de R.L. de C.V.	Mexico
Habinger de Mexico, S. de R.L. de C.V.	Mexico
Open Text, S. de R.L. de C.V.	Mexico
GXS B.V.	Netherlands
GXS International, Inc - Netherlands Branch	Netherlands
Open Text Coöperatief U.A.	Netherlands
StreamServe S.a.r.l. B.V.	Netherlands - Luxembourg
GXS (ANZ) Pty Ltd - New Zealand Branch	New Zealand
Open Text New Zealand Limited	New Zealand
Xpedite Systems Limited	New Zealand
Actuate Canada Corporation	Nova Scotia, Canada
Open Text ULC	Nova Scotia, Canada
2016090 Ontario Inc.	Ontario, Canada
2016091 Ontario Inc.	Ontario, Canada
Open Text Venture Capital Investment Limited Partnership	Ontario, Canada
InterCommerce Gateway, Inc	Philippines
Open Text (Philippines), Inc.	Philippines
Open Text Sp.z.o.o.	Poland
Open Text Software S.L. - Sucursal em Portugal	Portugal
Nstein Technologies Inc.	Quebec, Canada
EasyLink Services Korea Corporation	Republic of Korea
GXS Inc.	Republic of Korea
Open Text LLC	Russian Federation
Actuate Pte Ltd	Singapore
EasyLink Services Corp. Pte Ltd	Singapore
EC1 Pte Ltd	Singapore
GXS International, Inc - Singapore Branch	Singapore
Open Text (Asia) Pte Limited	Singapore
Xpedite Systems Pte Ltd	Singapore
Open Text South Africa (Pty) Limited	South Africa
Actuate Spain S.L	Spain
Global 360 Spain S.L.	Spain
Open Text Software S.L.	Spain
Xpedite Systems Spain, SA	Spain
Open Text AB	Sweden
Actuate International Sarl	Switzerland
GXS AG	Switzerland
Open Text AG	Switzerland

Xpedite Systems AG	Switzerland
GXS Ltd	Thailand
Open Text Middle East - Branch of Open Text Inc in the United Arab Emirates	United Arab Emirates
Open Text Public Sector Solutions, Inc.	Virginia, United States